UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 28, 2006
Commission file number 1-11625
Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On June 29, 2006, Pentair, Inc. (the “Company”) issued a press release announcing that the jury in the commercial damages portion of the previously disclosed Horizon litigation awarded a verdict on the evening of June 28, 2006 against its subsidiary, Essef Corporation, for $193 million in favor of Celebrity Cruise Lines, Inc. The Company stated that it believes the jury verdict in this case, which began prior to Pentair’s acquisition of Essef, is not consistent with the law nor the evidence offered at trial. The Company also stated it intends to make all appropriate post-trial motions, especially those relating to damage causation and the claim for lost enterprise value. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired Not applicable.

(b)	Pro Forma Financial Information Not applicable.

(c)	Shell Company Transactions Not applicable

(d)	Exhibits The following exhibit is provided as part of the information filed under Item 8.01 of this Current Report on Form 8-K:

Exhibit	Description
99.1	Pentair, Inc. press release dated June 29, 2006 announcing a $193 million adverse jury verdict in Horizon litigation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 29, 2006.

PENTAIR, INC. Registrant
By /s/ David D. Harrison
David D. Harrison
Executive Vice President and Chief Financial Officer (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Pentair, Inc. press release dated June 29, 2006 announcing a $193 million adverse jury verdict in Horizon litigation.